SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2017

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURES
On October 2, 2017, ProAssurance issued a news release disclosing our preliminary loss estimates in connection with Hurricanes Harvey, Irma and Maria, which affected Texas, several states in the southeast United States and islands in the Caribbean. We estimate ProAssurance’s net pre-tax losses from these storms will be approximately $7.5 million and are net of reinsurance and reinstatement premiums. The losses are within our Lloyds Syndicate segment and result from ProAssurance’s 58% participation in the business written by Lloyd’s Syndicate 1729. Results of our participation in Syndicate 1729 are normally reported on a one-quarter lag. However, we will accelerate our reporting of these storm-related losses in the third quarter of 2017.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News release issued on October 2, 2017 disclosing preliminary loss estimates in connection with Hurricanes Harvey, Irma and Maria.
The information we are furnishing under Items 7.01 and 9.01 of this Current Report on Form 8K, including Exhibit 99.1, are not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2017

PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil Senior Vice-President

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